EXHIBIT 99.3

Nuvera Communications, Inc.

Unaudited Pro Forma Combined Condensed Financial Statements for the year ended December 31, 2017

Introduction to the Pro Forma Financial Statements

As previously disclosed¸ Nuvera completed the acquisition of Scott-Rice from Allstream Business U.S., LLC, and affiliate of Zayo Group Holdings, Inc. for approximately $42 million pursuant to the terms of the Stock Purchase Agreement dated as of February 22, 2018. This acquisition has resulted in a combined company that provides phone, video and internet services with over 66,000 connections in a number of Minnesota and Iowa communities.

The acquisition has been accounted for using the acquisition method of accounting in accordance with current standards. As a result, the fair value of the consideration paid, which consists of approximately $42 million in cash, has been allocated to the fair value of the assets and liabilities received. The allocation of the purchase price to Scott-Rice’s assets and liabilities has been based on preliminary estimates of fair values. This allocation is preliminary and further refinements are likely to be made. Criteria have been established in Accounting Standards Codification (ASC) 805, “Business Combinations” for determining whether intangible assets should be recognized separately from goodwill.

The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of Nuvera and Scott-Rice after giving effect to the acquisition by Nuvera of Scott-Rice, and assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The pro forma statements do not reflect any effect of operating efficiencies, cost savings and other benefits anticipated by Nuvera’s management as a result of the merger. In addition, the amounts reflected as increases for depreciation and amortization on the statement of income are due to the stepped-up basis of assets and other intangibles. While these amounts reduce net income, they do not affect cash flow for Nuvera.

NUVERA COMMUNICATIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET DECEMBER 31, 2017

	ASSETS Historical
					Nuvera Communications, Inc. Pro Forma Combined
			Pro Forma Adjustments (Note 3)
		Scott Rice Telephone Co.
	Nuvera
CURRENT ASSETS:
Cash and Cash Equivalents	$1,842,092	$4,513	$-		$1,846,605
Other Current Assets	4,871,188	734,551	-		5,605,739
Total Current Assets	6,713,280	739,064	-		7,452,344

INVESTMENTS AND OTHER ASSETS:

Goodwill and Intangibles	56,062,505	-	33,023,589	(b), (c)	89,086,094
Other Investments	7,573,985				7,573,985
Deferred Income Taxes	-	2,709,208	(2,709,208)	(b)	-
Total Investments and Other Assets	63,636,490	2,709,208	30,314,381		96,660,079

PROPERTY, PLANT AND EQUIPMENT:
Telecommunications Plant	127,634,435	15,717,392	-		143,351,827
Other Property	17,750,364	-	-		17,750,364
Video Plant	10,440,379	-	-		10,440,379
Total Property, Plant and Equipment	155,825,178	15,717,392	-		171,542,570
Less Accumulated Depreciation	113,875,345	4,431,284	-		118,306,629
Net Property, Plant and Equipment	41,949,833	11,286,108	-		53,235,941

TOTAL ASSETS	$112,299,603	$14,734,380	$30,314,381		$157,348,364

See accompanying notes to unaudited pro forma combined condensed financial statements.

NUVERA COMMUNICATIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
DECEMBER 31, 2017

LIABILITIES AND STOCKHOLDER'S EQUITY

	Historical				Nuvera Communications, Inc. Pro Forma Combined
		Scott Rice Telephone Co.	Pro Forma Adjustments (Note 3)

	Nuvera
CURRENT LIABILITIES:
Current Portion of Long-Term Debt	$3,315,822	$-	$2,388,000	(a)	5,703,822
Other Accounts Payable & Accrued Liabilities	5,209,168	1,109,984	-		6,319,152
Total Current Liabilities	8,524,990	1,109,984	2,388,000		12,022,974

LONG-TERM DEBT, Less Current Portion	24,022,465	-	39,612,000	(a)	63,634,465

NONCURRENT LIABILITIES:
Loan Guarantees	158,043	-	-		158,043
Income Taxes	10,318,689	-	1,854,792	(b)	12,173,481
Other Accrued Liabilities	194,458	83,985	-		278,443
Other Deferred Credits	632,225	-	-		632,225
Total Noncurrent Liabilities	11,303,415	83,985	1,854,792		13,242,192

STOCKHOLDER'S EQUITY:

Common Stock	8,600,108	-	-
			-		8,600,108
Paid in Capital	-	-	-		-
Accumulated other Comprehensive Income (Loss)	20,135	-	-		20,135
Unearned Compensation	13,620				13,620
Retained Earnings	59,814,870	13,540,411	(13,540,411)	(c)	59,814,870
Total Stockholder's Equity	68,448,733	13,540,411	(13,540,411)		68,448,733

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$112,299,603	$14,734,380	$30,314,381		$157,348,364

See accompanying notes to unaudited pro forma combined condensed financial statements.

NUVERA COMMUNICATIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2017
					Nuvera Communications, Inc. Pro Forma Combined
	Historical
			Pro Forma Adjustments (Note 2)
		Scott Rice Telephone Co.
	Nuvera
OPERATING REVENUES:
Operating Revenues	$46,889,181	$15,290,171			$62,179,352
Total Operating Revenues	46,889,181	15,290,171	-		62,179,352

OPERATING EXPENSES:
Plant Operations, Excluding Depreciation and Amortization	20,591,004	2,629,533			23,220,537
Depreciation and Amortization	9,652,754	5,899,309	1,164,288	(e)	16,716,351
Selling, General and Administrative	7,185,340	3,591,820			10,777,160
Total Operating Expenses	37,429,098	12,120,662	1,164,288		50,714,048

OPERATING INCOME	9,460,083	3,169,509	(1,164,288)		11,465,304

OTHER INCOME (EXPENSES):
Interest During Construction	76,705	-	-		76,705
Interest Expense	(1,192,241)	(150)	(2,137,800)	(d)	(3,330,191)
Interest Income	97,996		-		97,996
CoBank Patronage Dividend	337,137		-		337,137
Other Investment Income	371,241	20,497	-		391,738
Total Other Income (Expenses)	(309,162)	20,347	(2,137,800)		(2,426,615)

INCOME BEFORE INCOME TAXES	9,150,921	3,189,856	(3,302,088)		9,038,689

INCOME TAXES	(803,315)	2,183,061	(924,585)	(f)	455,161

NET INCOME	$9,954,236	$1,006,795	$(2,377,503)		$8,583,528

BASIC AND DILUTED NET INCOME PER SHARE	$1.93	$0.20	$(0.46)		$1.67

DIVIDENDS PER SHARE	$0.40	$-	$-		$0.40

WEIGHTED AVERAGE SHARES OUTSTANDING	5,153,579	5,153,579	5,153,579		5,153,579

See accompanying notes to unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Note 1 – The Acquisition of Scott-Rice

As previously disclosed¸ Nuvera completed the acquisition of Scott-Rice from Allstream Business U.S., LLC, and affiliate of Zayo Group Holdings, Inc. for approximately $42 million pursuant to the terms of the Stock Purchase Agreement dated as of February 22, 2018. This acquisition has resulted in a combined company that provides phone, video and internet services with over 66,000 connections in a number of Minnesota and Iowa communities.

The acquisition has been accounted for using the acquisition method of accounting in accordance with current standards. As a result, the fair value of the consideration paid, which consists of approximately $42 million in cash, has been allocated to the fair value of the assets and liabilities received. This allocation is preliminary and further refinements are likely to be made. Criteria have been established in Accounting Standards Codification (ASC) 805, “Business Combinations” for determining whether intangible assets should be recognized separately from goodwill.

The unaudited pro forma combined condensed balance sheet and statements of income are not necessarily indicative of the financial position and operating results that would have been achieved had the acquisition been completed as of January 1, 2017. They should not be construed as being a representation of financial position or future operating results of the combined companies. The unaudited pro forma combined condensed financial information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any integration or acquisition related costs, or any potential cost savings or other synergies that management expects to realize as a result of the merger.

The accompanying unaudited pro forma combined condensed balance sheet of Nuvera and Scott-Rice gives effect to the acquisition of Scott-Rice as if it had occurred on December 31, 2017. The unaudited pro forma combined condensed balance sheets are based on each entity’s respective historical financial statements. The unaudited pro forma combined condensed balance sheets should be read in conjunction with Nuvera’s audited consolidated financial statements and notes, presented in Nuvera’s Annual Report on Form 10-K for the year ended December 31, 2017 that was filed on March 15, 2018 with the Securities and Exchange Commission (SEC), and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 that was files on May 15, 2018 with the SEC.

The accompanying unaudited pro forma combined condensed statements of income of Nuvera and Scott-Rice gives effect to the acquisition of Scott-Rice as if it had occurred on January 1, 2017.  The statements reflect the unaudited pro forma combined condensed results of operations of Scott-Rice for the year ended December 31, 2017 combined with the unaudited pro forma combined condensed results of operations of Nuvera for the year ended December 31, 2017.  The unaudited pro forma combined condensed statements of income are based on each entity’s respective historical financial statements. The unaudited pro forma combined condensed statement of income should be read in conjunction with Nuvera’s audited consolidated financial statements and notes, together with management’s discussion and analysis of financial condition and results of operations, presented in Nuvera’s Annual Report on Form 10-K for the year ended December 31, 2017 filed on March 15, 2018 and Nuvera’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2018 filed on May 15, 2018 with the SEC.

The unaudited pro forma combined condensed statements of income are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred as of January 1, 2017 for statement of income purposes, nor are they necessarily indicative of the future financial position or results of operations of the combined companies.

The unaudited pro forma combined condensed statement of income includes adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase consideration to the acquired assets and liabilities of Scott-Rice. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this report. The unaudited pro forma combined condensed statement of income does not include the realization of cost savings from operating efficiencies or synergies that may result from the acquisition.

Note 2 – Allocation of the Fair Value of Scott-Rice Acquisition

The allocation of the purchase price for the Scott-Rice assets and liabilities has been based on the fair  value of the purchased assets and liabilities as if the transaction had taken place on December 31, 2017. GAAP establishes criteria for determining whether intangible assets should be recognized separately from goodwill. GAAP states that goodwill and intangible assets with indefinite lives are not amortized, but rather are tested for impairment on at least an annual basis.

The preliminary allocation of the acquisition value of Scott-Rice is shown below:

Current assets	$739,064
Property, plant and equipment	11,286,108
Customer relationship intangible	16,300,000
Excess costs over net assets acquired (Goodwill)	16,723,589
Current liabilities	(1,109,984)
Deferred income taxes	(1,854,792)
Deferred liabilities	(83,985)
Purchase price allocation	42,000,000
Less cash acquired	(4,513)

Total Consideration for Acquisition	$41,995,487

Note 3 – Adjustments to Unaudited Pro Forma Combined Condensed Financial Statements

The adjustments to the unaudited pro forma combined condensed balance sheet as of December 31, 2017 and the pro forma combined condensed statement of income for the year ended December 31, 2017 in connection to the acquisition of Scott-Rice are presented below:

Adjustments to Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 2017

(a)    This adjustment is to reflect the financing from CoBank, ACB to fund the purchase of Scott-Rice.

(b)    This adjustment reflects the deferred income tax effect of the fair value adjustment for other intangibles, and the reclassification of the deferred income tax asset.

(c)    This adjustment reflects the approximately $42 million paid for Scott-Rice, the recording of Goodwill and Intangibles, and the elimination of historical Scott-Rice equity.

Adjustments to the Unaudited Pro Forma Combined Condensed Statement of Income

(d)   This adjustment reflects additional estimated interest expense due to additional Nuvera financing from CoBank, ACB in relation to the Scott-Rice acquisition. Interest expense is calculated as if the additional borrowings had occurred on January 1, 2017 and the interest rate is based on the anticipated variable interest rate we will paid CoBank on our new credit facility.

(e)    This adjustment reflects estimated amortization expense of $1,164,288 for definitely lived intangible assets for the year ended December 31, 2017.

(f)    This adjustment reflects the estimated income tax effect of the above statement of income adjustments.

Note 4 – Items Not Adjusted

The pro forma statements do not reflect any effect of operating efficiencies, cost savings and other benefits anticipated by Nuvera’s management as a result of the merger.